UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VANTAGE DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Post Oak Blvd., Suite 610
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Units, each consisting of one Ordinary Share and one Warrant	American Stock Exchange

Ordinary Share, par value $0.001 per share	American Stock Exchange

Warrants, exercisable for one Ordinary Share at an Exercise price of $6.00 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-147797

Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                   Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants to purchase ordinary shares of Vantage Drilling Company, a Cayman Islands corporation (the “Company”). The description of the units, ordinary shares and warrants to purchase ordinary shares, contained in the sections entitled “Description of Vantage Drilling Company Securities” and “Comparison of Cayman Islands Companies Law to Delaware Corporate Law” in the joint proxy statement/prospectus included in the Company’s registration statement on Form S-4 (file number 333-147797), as amended (the “Registration Statement”), is incorporated by reference herein.

Item 2.                                   Exhibits.

The following exhibits have been filed to the Registration Statement and are incorporated herein by reference:

EXHIBIT INDEX†

Exhibit No.	Description

3.1	Certificate of Incorporation
3.2	Memorandum and Articles of Association
4.1	Specimen Unit certificate
4.2	Specimen Ordinary Share certificate
4.3	Specimen Warrant certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.10	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Founding Stockholders
10.11	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders
10.12	Form of Registration Rights Agreement between the Registrant and F3 Capital

†                  Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANTAGE ENERGY SERVICES, INC.

Dated:	June 5, 2008	By:	/s/ Chris E. Celano
Chris E. Celano
General Counsel